UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 23, 2004

Aphton Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-19122	95-3640931
(Commission File Number)	(IRS Employer Identification No.)

80 S.W. 8th Street, Miami, Florida	33130
(Address of Principal Executive Offices)	(Zip Code)

(305) 374-7338

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 23, 2004, our Board of Directors appointed Vincent D. Enright to the Board of Directors. The appointment of Mr. Enright fills the vacancy created by Mr. Smith’s resignation in August 2004 as a result of his appointment as Senior Vice President and Chief Financial Officer. Mr. Enright has also been appointed as a member of the Compensation Committee and as a member and Chairman of the Audit Committee. Our Board of Directors has designated Mr. Enright the financial expert for the Audit Committee in accordance with the Sarbanes-Oxley Act and the rules promulgated thereunder. A copy of the press release announcing Mr. Enright’s appointment to our Board of Directors is attached as Exhibit 99.1.

Item 7.01 Regulation FD Disclosure.

As previously announced on September 23, 2004, we presented at the UBS Global Life Sciences Conference on September 27, 2004. A broad, non-exclusionary distribution of our presentation to the public was available through a simultaneous webcast. The following are some of the highlights presented at the conference.

•	Assuming that we receive regulatory approval from at least one of the jurisdictions in which we have currently requested regulatory approval, we believe we will be in a position to commercialize INSEGIA™ in late 2005.

•	We are in the process of identifying certain possible product-candidates for potential acquisitions. We cannot assure that any of these product-candidates will be acquired, or if acquired, would effectively address our strategy of building a diverse portfolio of product-candidates. Our ability to consummate the acquisition of any of these product-candidates will depend on a variety of factors, including (i) the results of our scientific and technical due diligence and (ii) our ability to negotiate such acquisitions on commercial terms acceptable to us.

•	We have confirmed that our burn rate, otherwise referred to in our financial statements as our “net cash used in operating activities” is projected to continue at approximately $2 million a month throughout the end of 2004. Consequently, we expect that our burn rate for the year ending December 31, 2004 will be between approximately $24-$27 million.

•	We have made significant progress in the continuing consolidation of our corporate operations to Philadelphia, Pennsylvania.

A replay of our presentation will be available by means of our web site through October 11, 2004.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Number	Description
99.1	Press release dated September 24, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 27, 2004	APHTON CORPORATION

/s/ James F. Smith
James F. Smith
Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Number	Description
99.1	Press release dated September 24, 2004.